Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-134152) on Form S-8 of Basin Water, Inc. of our report dated March 29, 2007, relating to our audit of the financial statements and the financial statement schedule which appears on Form 10-K of Basin Water, Inc. for the year ended December 31, 2006.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Santa Ana, California

March 29, 2007